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On March 22, 2024, The Walt Disney Company ("Disney") updated its website www.VoteDisney.com, which contains information relating to Disney’s 2024 Annual Meeting of Shareholders. A copy of the updated website content (other than that previously filed) can be found below:

Vote Disney HOW TO VOTE OUR BOARD REASONS TO VOTEOpen sub navigation EXPERT ANALYSIS NEWS & MEDIAOpen sub navigation CONTACTS LEGAL NOTICES Expert Analysis March 22, 2024 Bringing in someone who doesn’t have experience in the company or the industry to disrupt Bob and his eventual successor is playing not only with fire but earthquakes and hurricanes as well. The company is now in excellent hands and Disney shareholders should vote for the Disney slate. Michael Eisner Former Disney CEO March 22, 2024 Vote NO to keep Peltz and Trian out of the Disney boardroom. Nell Minnow ValueEdge Adivsors Vice Chair March 21, 2024 What has always set Disney apart is the way it combines unbridled creativity with technological innovation to tell timeless stories—stories that inspire and enrich the world around us. There is no one who understands Disney’s important legacy or the responsibility to protect it more than Bob Iger. He is a once-in-a-generation leader with an ambitious vision for the future, and we as shareholders are fortunate to have him guiding this cherished company at such a crucial moment in its history. I urge my fellow shareholders to support Bob and the company’s slate of highly qualified Director nominees. Laurene Powell Jobs Founder & President, Emerson Collective

March 19, 2024 Creating magic is not for amateurs. When I sold Lucasfilm just over a decade ago, I was delighted to become a Disney shareholder because of my long-time admiration for its iconic brand and Bob Iger’s leadership. When Bob recently returned to the company during a difficult time, I was relieved. No one knows Disney better. I remain a significant shareholder because I have full faith and confidence in the power of Disney and Bob’s track record of driving long-term value. I have voted all of my shares for Disney’s 12 directors and urge other shareholders to do the same. George Lucas Filmmaker March 13, 2024 Bob is a first-class executive and outstanding leader who I’ve known for decades. He knows the media and entertainment business cold and has the successful track record to prove it. It’s a complicated industry filled with creative talent, requiring the unique expertise and engagement skills that Bob possesses. Putting people on a Board unnecessarily can harm a company. I don’t know why shareholders would take that risk, especially given the significant progress the company has made since Bob came back. Jamie Dimon, CEO JPMorgan Chase March 12, 2024 If you are an activist investor and trying to demonstrate to the world that you are committed to this company, you shouldn’t be selling shares in the middle of the proxy contest. Andrew Ross Sorkin CNBC Squawk Box

March 12, 2024 In fact, Peltz’s proxy fight for Disney has been a loser ever since he tried to pass off the 32.3 million Disney shares he speaks for (including the Ike Perlmutter tranche) as his own, when really Trian owns just 6.77 million Disney shares. Peltz also sold some 600,000 shares during the fourth quarter of 2023 for a nifty profit. What kind of alleged long-term-minded investor sells shares for a nice profit in the middle of a proxy fight? William D. Cohan Puck News February 7, 2024 Disney reported an F1Q earnings beat and lots of news that speak to its long-term potential. Disney may be turning a corner; at least it is heading into the proxy battle from a position of greater strength. Tim Nollen Macquarie February 7, 2024 We would not want to be making the activist case after those fireworks… Disney’s Q1:F24 results had a lot of everything: a quarterly beat, surprise strong FY guidance, positive new content announcements, an intriguing partnership with Epic, and a share buyback – all of this on top of the streaming sports JV news from Tuesday night. Doug Creutz TD Cowen February 7, 2024 F1Q results indicated further progress in CEO Bob Iger’s ‘building’ phase headlined by partnership details (sports JV), a new investment (Epic Games) and official timing of ESPN streaming standalone (Fall 2025). Michael Morris Guggenheim February 5, 2024 [Peltz] wants to be on the coattails of greatness. He can see that this thing [Disney] is about to take a big upswing and that Iger knows exactly what he is doing Jeff Sonnenfeld, Yale School of Management The Compound January 18, 2024 Personally, I trust Iger. It would be nice if we heard more from Nelson Peltz on what the actual strategy is other than just ‘get me a board seat’, so I think Disney has a point there. ‘Look we took 30 meetings with you, what do you want us to do? What’s the right answer?’ Until shareholders know what that right answer is from the activists, I still feel like Iger deserves the trust of shareholders. Josh Brown, CEO, Ritholtz Wealth Management CNBC Fast Money January 3, 2024 Disney is the world’s leading entertainment company. It has the best intellectual property, sports brand and parks & experiences assets in the industry. As legacy technologies transition to digital platforms, we believe Disney can lead the media industry forward. We could not be more excited to partner with Bob and the Board to help create long-term sustainable shareholder value. Mason Morfit, ValueAct CEO Disney Press Release November 7, 2023 [We have] yet to hear from Peltz what fundamentally does he see as a solution to the reasons the stock is down? I have yet to hear that message. Maybe he has a plan, maybe he has some solution to the streaming quagmire that all these companies are in, but I have yet to hear it. Jim Stewart, New York Times Columnist CNBC Closing Bell These messages reflect the opinions and beliefs of the authors. The consent of the authors has neither been sought nor obtained to reprint.

How To Vote Our Board Reasons to vote The Walt Disney Company Expert Analysis News & Media Contacts The Walt Disney Company Comments On ISS Recommendation ISS recommends Disney shareholders vote “FOR” 11 of Disney’s director nominees, recognizing “positive changes” to the Board and the “relevant experiences and business insights”of Disney’s directorslSS recommendation fails to acknowledge the diverse set of skills and experience on Disney ‘s Board, including significant value added by Maria Elena Lagomasino Disney urges shareholders to protect the value of their investment and vote FOR all 12 of Disney’s Director Nominees - including Marla Elena Lagomasino - on the WHITE proxy card BURBANK, Calif., March 21,2024 - The Walt Disney Company (NYSE: DIS) today commented on a report published by Institutional Shareholder Services (ISS) in connection with the election of the company’s director nominees at the Company’s Annual Meeting on April 3,2024: “While we’re heartened to see support for Michael Froman and ISS’ recommendation to withhold on dissident directors Jay Rasulo and the Blackwells’ nominees, we strongly believe that ISS reached the wrong conclusion in its recent report when it comes to adding Nelson Peltz to the board,” said Mark Parker, Chairman of The Walt Disney Company Board of Directors. “In contrast to Glass Lewis, ISS fails to acknowledge the breadth of perspective and expertise Ms. Lagomasino adds to the Board. The strong recent performance and results overseen by the Disney Board demonstrate our focus on long-term shareholder value creation and succession planning and our commitment to good governance practices.” The Walt Disney Company disagrees with ISS’s recommendation to support Than nominee Nelson Peltz and believes Disney’s 12 Board nominees are best qualified to provide diligent oversight of management and create sustainable shareholder value. Nelson Peltz does not bring additive skills to the board, nor does he have a meaningful plan to deliver superior shareholder value in an evolving and increasingly complex global Landscape, in stark contrast to the director Than seeks to replace - Maria Elena Lagomasino. Furthermore. ISS suggests that the Board “comprises well-qualified and accomplished directors” and “does not lack a key skill set.” Additionally, it’s worth noting that Trian’s silent partner, former Disney employee Ike Perlmutter, owns almost 79% of Trian’s Disney shares. In its report, ISS agrees that Perlmutter’s involvement is “an unfortunate distraction”. This dynamic is relevant to assessing the Than Group’s nominees, as Mr. Perlmutter has a fraught history and longstanding personal agenda against Disney’s CEO. Robert A. Iger, which would Likely inhibit Nelson Peltz from working constructively with Disney’s Board, threatening the company’s continued turnaround.

Ms. Lagomasino is a seasoned financial leader with an extensive capital markets career that has been centered on fiduciary responsibility, honing an investor perspective, and deep expertise in corporate governance. She is a governance expert who brings a strong shareholder perspective to the Board as a founder of the Institute for the Fiduciary Standard, a think tank committed to promoting the vital importance of the fiduciary standard in investment and financial advice. She has, among other roles, served as the President and CEO of JPMorgan Private Bank, a Trustee of Carnegie Corporation of New York and the Chair of its Investment Committee overseeing S4b, and the CEO of WE Family Offices managing S14b for clients. She also serves as the Lead Independent Director of The Coca-Cola Company. The Board strongly believes that replacing any of Disney's nominees with any of the Than Group or Blackwells nominees would deprive the company of skills and expertise required to help drive value for shareholders, a belief Glass Lewis’ report on March 18 also supports. Disney recommends that shareholders vote FOR only its 12 nominees and withhold votes for the Trian Group and Blackwells nominees using the WHITE proxy card. Shareholders with questions about how to vote their shares may call the Company's proxy solicitor, Innisfree M&A Incorporated, at (877) 456-3463 (toll-free from the U.S. and Canada) or +1 (412) 232-3651 (from other countries). Forward-Looking Statements Certain statements in this communication may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's expectations; beliefs: plans; strategies; business or financial prospects or outlook; future shareholder value; expected growth and value creation; profitability; investments; capital allocation, including dividends and share repurchases; earnings expectations; expected drivers and guidance, including free cash flow and funding sources; expected benefits of new initiatives; cost reductions and efficiencies; content offerings; priorities or performance; and other statements that are not historical in nature. These statements are made on the basis of the Company’s views and assumptions regarding future events and business performance and plans as of the time the statements are made. The Company does not undertake any obligation to update these statements unless required by applicable laws or regulations, and you should not place undue reliance on forward-looking statements. Actual results may differ materially from those expressed or implied. Such differences may result from actions taken by the Company, including restructuring or strategic initiatives (including capital investments, asset acquisitions or dispositions, new or expanded business lines or cessation of certain operations), our execution of our business plans (including the content we create and intellectual property we invest in, our pricing decisions, our cost structure and our management and other personnel decisions), our ability to quickly execute on cost rationalization while preserving revenue, the discovery of additional information or other business decisions, as well as from developments beyond the Company's controL including: the occurrence of subsequent events; deterioration in domestic or global economic conditions or failure of conditions to improve as anticipated, including heightened inflation, capital market volatility, interest rate and currency rate fluctuations and economic slowdown or recession; deterioration in or pressures from competitive conditions, including competition to create or acquire content, competition for talent and competition for advertising revenue, consumer preferences and acceptance of our content and offerings, pricing model and price increases, and corresponding subscriber additions and churn, and the market for advertising and sales on our direct-to-consumer services and linear networks; health concerns and their impact on our businesses and productions; international, political or military developments; regulatory or legal developments; technological developments; labor markets and activities, including work stoppages; adverse weather conditions or natural disasters; and availability of content Such developments may further affect entertainment travel and leisure businesses generally and may, among other things, affect (or further affect, as applicable): our operations, business plans or profitability, including direct-to-consumer profitability; our expected benefits of the composition of the Board; demand for our products and services; the performance of the Company's content; our ability to create or obtain desirable content at or under the value we assign the content; the advertising market for programming; income tax expense; and performance of some or all Company businesses either directly or through their impact on those who distribute our products. Additional factors are set forth in the Company’s Annual Report on Form 10-K for the year ended September 30,2023, including under the captions “Risk Factors”, “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Business”, and subsequent filings with the Securities and Exchange Commission (the “SEC”), including, among others, quarterly reports on Form 10-Q. Additional Information and Where to Find It Disney has filed with the SEC a definitive proxy statement on Schedule 14A containing a form of WHITE proxy card, with respect to its solicitation of proxies for Disney’s 2024 Annual Meeting of Shareholders. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY DISNEY AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION. Investors and security holders may obtain copies of these documents and other documents filed with the SEC by Disney free of charge through the website maintained by the SEC at www.secgov. Copies of the documents filed by Disney are also available free of charge by accessing Disney’s website at http://www.disney.com/investors.

Participants Disney, its directors and executive officers and other members of management and employees will be participants in the solicitation of proxies with respect to a solicitation by Disney. Information about Disney's executive officers and directors is available in Disney’s definitive proxy statement for its 2024 Annual Meeting, which was filed with the SEC on February 1,2024. To the extent holdings by our directors and executive officers of Disney securities reported in the proxy statement for the 2024 Annual Meeting have changed, such changes have been or will be reflected on Statements of Change in Ownership on Forms 3,4 or 5 filed with the SEC. These documents are or will be available free of charge at the SEC’s website at www.sec.gov. Contacts David Jefferson The Walt Disney Company Corporate Communications 818-560-4832 david.j.iefferson@disney.com Mike Long The Walt Disney Company Corporate Communications (818) 560-4588 mike.p.long@disney.com Alexia Quadrani The Walt Disney Company Investor Relations (818) 560-6601 alexia.quadrani@disney.com Steve Lipin Gladstone Place (212) 230-5930 slipin@gladstoneplace.com Hpw to Vote Our Board Company News The Walt Disney Company Expert Analysis Contacts Legal Notices

Forward-Looking Statements
Certain statements in this communication may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s expectations; beliefs; plans; strategies; business or financial prospects or outlook; future shareholder value; expected growth and value creation; profitability; investments; capital allocation, including dividends and share repurchases; earnings expectations; expected drivers and guidance, including free cash flow and funding sources; expected benefits of new initiatives; cost reductions and efficiencies; content offerings; priorities or performance; and other statements that are not historical in nature. These statements are made on the basis of the Company’s views and assumptions regarding future events and business performance and plans as of the time the statements are made. The Company does not undertake any obligation to update these statements unless required by applicable laws or regulations, and you should not place undue reliance on forward-looking statements.

Actual results may differ materially from those expressed or implied. Such differences may result from actions taken by the Company, including restructuring or strategic initiatives (including capital investments, asset acquisitions or dispositions, new or expanded business lines or cessation of certain operations), our execution of our business plans (including the content we create and intellectual property we invest in, our pricing decisions, our cost structure and our management and other personnel decisions), our ability to quickly execute on cost rationalization while preserving revenue, the discovery of additional information or other business decisions, as well as from developments beyond the Company’s control, including: the occurrence of subsequent events; deterioration in domestic or global economic conditions or failure of conditions to improve as anticipated, including heightened inflation, capital market volatility, interest rate and currency rate fluctuations and economic slowdown or recession; deterioration in or pressures from competitive conditions, including competition to create or acquire content, competition for talent and competition for advertising revenue, consumer preferences and acceptance of our content and offerings, pricing model and price increases, and corresponding subscriber additions and churn, and the market for advertising and sales on our direct-to-consumer services and linear networks; health concerns and their impact on our businesses and productions; international, political or military developments; regulatory or legal developments; technological developments; labor markets and activities, including work stoppages; adverse weather conditions or natural disasters; and availability of content. Such developments may further affect entertainment, travel and leisure businesses generally and may, among other things, affect (or further affect, as applicable): our operations, business plans or profitability, including direct-to-consumer profitability; our expected benefits of the composition of the Board; demand for our products and services; the performance of the Company’s content; our ability to create or obtain desirable content at or under the value we assign the content; the advertising market for programming; income tax expense; and performance of some or all Company businesses either directly or through their impact on those who distribute our products.

Additional factors are set forth in the Company’s Annual Report on Form 10-K for the year ended September 30, 2023, including under the captions “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business”, and subsequent filings with the Securities and Exchange Commission (the “SEC”), including, among others, quarterly reports on Form 10-Q.

Additional Information and Where to Find it
Disney has filed with the SEC a definitive proxy statement on Schedule 14A, containing a form of WHITE proxy card, with respect to its solicitation of proxies for Disney’s 2024 Annual Meeting of Shareholders. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY DISNEY AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION. Investors and security holders may obtain copies of these documents and other documents filed with the SEC by Disney free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Disney are also available free of charge by accessing Disney’s website at http://www.disney.com/investors.

Participants
Disney, its directors and executive officers and other members of management and employees will be participants in the solicitation of proxies with respect to a solicitation by Disney. Information about Disney’s executive officers and directors is available in Disney’s definitive proxy statement for its 2024 Annual Meeting, which was filed with the SEC on February 1, 2024. To the extent holdings by our directors and executive officers of Disney securities reported in the proxy statement for the 2024 Annual Meeting have changed, such changes have been or will be reflected on Statements of Change in Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are or will be available free of charge at the SEC’s website at www.sec.gov.